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                                                                   EXHIBIT 10.23
                           WABASH NATIONAL CORPORATION
                            2004 STOCK INCENTIVE PLAN

                  EXECUTIVE NONQUALIFIED STOCK OPTION AGREEMENT


Wabash National Corporation, a Delaware corporation (the "Company"), hereby grants an option to purchase shares of its common stock, $.01 par value, (the "Stock") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment, and in the Company's 2004 Stock Incentive Plan (the "Plan").

Grant Date:_____________________________________________________________________

Name of Optionee:_______________________________________________________________

Optionee's Social Security Number:   _____-____-_____ (please fill in)

Number of Shares Covered by Option:_____________________________________________

Option Price per Share:  $___________________

Vesting Start Date:_____________________________________________________________

         BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS AVAILABLE ON REQUEST. YOU AGREE THAT THE PLAN WILL CONTROL IN THE EVENT ANY PROVISION OF THIS AGREEMENT SHOULD APPEAR TO BE INCONSISTENT.


Optionee:_______________________________________________________________________
                                   (Signature)

Company:________________________________________________________________________
                                   (Signature)

        Printed:________________________________________________________________

        Title:__________________________________________________________________


Attachment


This is not a stock certificate or a negotiable instrument.



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                           WABASH NATIONAL CORPORATION
                            2004 STOCK INCENTIVE PLAN

                  EXECUTIVE NONQUALIFIED STOCK OPTION AGREEMENT


NONQUALIFIED STOCK         This option is not intended to be an incentive stock
OPTION                     option under Section 422 of the Internal Revenue
                           Code, and it will be interpreted accordingly.

VESTING This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

                           Your right to purchase shares of Stock under this option vests as to:

                           -- one-third (1/3) of the total number of shares covered by this option, as shown on the cover sheet (the "Option Shares"), on the first anniversary of the Vesting Start Date ("Anniversary Date"), provided you then continue in Service.

                           -- provided you then continue in Service, one-third (1/3) of the Option Shares shall vest on the second Anniversary Date.

                           -- provided you then continue in Service, one-third (1/3) of the Option Shares shall vest on the third Anniversary Date.

                           Notwithstanding the vesting schedules set forth in the preceding three subparagraphs, 100% of the Option Shares shall become vested upon your termination by the Company without cause (as defined in Section ___ of your Employment Agreement ("Cause")) or for good reason (as defined in Section ___ of your Employment Agreement ("Good Reason")) within 180 days following a change of control pursuant to Section ___ of your employment agreement with the Company dated ___________________ (the "Employment Agreement").

                           The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.


TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire



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                           earlier if your Service terminates, as described
                           below.

REGULAR TERMINATION        If your Service terminates for any reason, other than
                           Death, Disability, Retirement, a Change in Control or
                           Termination by the Company with or without Cause, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date. Any and all unvested options are forfeited as of your date of termination.

TERMINATION WITHOUT        If your service is terminated by the Company without
CAUSE OR FOR GOOD REASON   Cause or because you terminate your employment with
                           the Company for Good Reason, then your vested options shall expire at the close of business thirty six (36) months after your termination date. Any and all unvested options are forfeited as of your date of termination.

TERMINATION FOR CAUSE      If your Service is terminated by the Company for
                           Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.


DEATH If your Service terminates because of your death, then your option will expire at the close of business at Company headquarters on the date 36 months after the date of death. During that 36 month period, your estate or heirs may exercise the vested portion of your option.

                           IN ADDITION, IF YOU DIE DURING THE 90 DAY PERIOD DESCRIBED IN CONNECTION WITH ANY TERMINATION OF YOUR EMPLOYMENT OTHER THAN FOR CAUSE, AND A VESTED PORTION OF YOUR OPTION HAS NOT YET BEEN EXERCISED, THEN YOUR OPTION WILL INSTEAD EXPIRE ON THE DATE THIRTY SIX
                           (36) MONTHS AFTER YOUR TERMINATION DATE. IN SUCH A CASE, DURING THE PERIOD FOLLOWING YOUR DEATH UP TO THE DATE THIRTY SIX (36) MONTHS AFTER YOUR TERMINATION DATE, YOUR ESTATE OR HEIRS MAY EXERCISE THE VESTED PORTION OF YOUR OPTION.


DISABILITY                 If your Service terminates because of your permanent
                           and total disability, then your option will continue to vest as if your Service had not terminated and will expire at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet.

LEAVES OF ABSENCE          For purposes of this option, your Service does not
                           terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued
                           Service crediting is required by applicable law.
                           However, your Service will be treated as terminating
                           90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends


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                           unless you immediately return to active employee
                           work.

                           The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

RETIREMENT                 If your service terminates due to Normal Retirement,
                           defined as retirement at or after age 65, or Early
                           Retirement, defined as retirement at age 55 through 64 with at least three (3) years of service with the Company, your option will expire at the close of business at Company headquarters on the date that is the earlier of three (3) years from your date of retirement and the 10th Anniversary of the Grant
                           Date, as shown on the cover sheet. Any and all unvested options as of your date of retirement are forfeited.


NOTICE OF EXERCISE         When you wish to exercise this option, you must
                           notify the Company's designated agent filing in the manner and form permitted by the designated agent.

                           If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT            When you submit your notice of exercise, you must
                           include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                           - Cash, your personal check, a cashier's check, a money order or another cash equivalent acceptable to the Company.

                           - Shares of Stock which have already been owned by you for more than six (6) months and which are surrendered to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

                           - By delivery (on a form prescribed by the Company or the designated agent) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes (if approved in advance by the Compensation Committee of the Board if you are either an executive officer or a director of the Company).

WITHHOLDING TAXES          You will not be allowed to exercise this option
                           unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option. In the event that the Company


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                           determines that any federal, state, local or foreign
                           tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

TRANSFER OF OPTION         Except as provided in this section, during your
                           lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise this option and the option shall not be assignable or transferable by you, other than by designation of beneficiary, will or the laws of descent and distribution. You may transfer all or part of this option, not for value, to any Family Member, provided that you provide prior written notice to the Company, in a form satisfactory to the Company, of such transfer. For the purpose of this section, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or you) in exchange for an interest in that entity. Subsequent transfers of transferred options are prohibited except to your Family Members in accordance with this section or by will or the laws of descent and distribution. The events of termination of the Service this Agreement shall continue to be applied with respect to you, following which the option shall be exercisable by the transferee only to the extent, and for the periods specified in herein.

RETENTION RIGHTS           Neither your option nor this Agreement gives you the
                           right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity. The
                           Company (and any Parent, Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

SHAREHOLDER RIGHTS         You, or your designated beneficiary, estate or heirs,
                           have no rights as a shareholder of the Company until a certificate for your option's shares has been issued (or an appropriate book entry has been made).
                           No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

FORFEITURE OF RIGHTS       The Company at any time shall have the right to cause
                           a forfeiture of your rights on account of you taking actions in competition with the Company. Unless otherwise specified in an employment or other agreement between the Company and you, you take actions in competition with the Company if you directly or indirectly own any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment


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                           of, acts as a consultant to, or performs any services
                           for, any entity which has material operations which compete with any business in which the Company or any of its Subsidiaries is engaged during your employment with the Company or any of its Affiliates or at the time of your termination of Service.

ADJUSTMENTS                In the event of a stock split, a stock dividend or a
                           similar change in the Stock, the number of shares covered by this option and the option price per share shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

APPLICABLE LAW             This Agreement will be interpreted and enforced under
                           the laws of the State of Indiana, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

THE PLAN The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement, unless otherwise defined herein, are defined in the Plan, and have the meaning set forth in the Plan.

                           This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

DATA PRIVACY               In order to administer the Plan, the Company may
                           process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

                           By accepting this option, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Optionees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

CONSENT TO ELECTRONIC      The Company may choose to deliver certain statutory
DELIVERY                   materials



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                           relating to the Plan in electronic form. By accepting
                           this option grant you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company's Human Resources Department to request paper copies of these documents.

                           This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.


              BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.